UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2025
RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15950 North Dallas Parkway, Suite 330, Dallas, Texas 75248
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (214) 777-0600

(Former Name or Former Address, if Changed Since Last Report)

________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGP	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws.
On June 6, 2025, the Board of Directors (the “Board”) of Resources Connection, Inc. (the “Company”) approved amendments to the Company’s Third Amended and Restated Bylaws (the “Bylaws”), effective immediately, to, among other things:

•incorporate the universal proxy rules (Rule 14a-19) promulgated by the U.S. Securities and Exchange Commission into the advance notice provisions applicable to director nominations in Section 7 of Article III;
•make additional revisions to the advance notice provisions in Section 7 of Article III with respect to proposed business or director nominations at a meeting of stockholders, including: (i) provide that the number of nominees a stockholder may nominate for election at a meeting of stockholders may not exceed the number of directors to be elected at such meeting; (ii) provide that a stockholder is not entitled to make additional or substitute nominations to the Board following the expiration of the applicable advance notice deadline; (iii) revise the informational requirements for the advance notice of nominations or other business to reflect additional customary provisions, including information about (a) compensation and other material monetary arrangements within the past three years or other material relationships between the proposing or nominating stockholder and its affiliates or associates, on the one hand, and each proposed nominee and its affiliates or associates, on the other hand, (b) information regarding any agreements required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Securities Exchange Act of 1934, as amended, (c) any agreement, arrangement or understanding which provides for the opportunity to profit from any decrease in the price or value of the shares of capital stock of the Company, and (d) any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder has, or shares a right to vote, or direct any third party to vote, any shares of capital stock of the Company; (iv) require the completion of a questionnaire with respect to any proposed nominee’s background information and other specified representations and agreements; and (v) permit the Board to require any proposed nominee for election to submit to interviews with the Board;
•provide that notices, documents or other information required to be delivered to the Company pursuant to Article III, including the advance notice provisions thereof, be delivered in writing to the Company’s principal executive offices;
•require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white, which shall be reserved for exclusive use by the Board;
•address procedural matters in light of recent amendments to the Delaware General Corporation Law (“DGCL”), including: (i) revisions relating to adjournment procedures for meetings of stockholders; (ii) reliance on electronic transmissions, including proxies, written consents, electronic signatures and electronic notices to stockholders; and (iii) eliminating the requirement to make a list of stockholders entitled to vote available for examination at stockholder meetings;
•clarify the right of the Board or the chief executive officer of the Company to appoint and/or remove additional officers or agents of the Company;
•adopt an exclusive forum provision in current Article XII designating (i) the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) for derivative actions, actions or proceedings asserting a claim of breach of fiduciary duties or arising pursuant to any provision of the DGCL or the Company’s Certificate of Incorporation or the Bylaws, or actions or proceedings asserting a claim governed by the internal affairs the resolution of any complaint asserting a cause of action under the Securities Act of 1933, as amended; and
•make various other technical, conforming, and clarifying changes.

The Bylaws are filed herewith as Exhibit 3.1. The foregoing description of the changes contained in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

3.1	Fourth Amended and Restated Bylaws of Resources Connection, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: June 11, 2025	By:	/s/ KATE W. DUCHENE
Kate W. Duchene
President and Chief Executive Officer